                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the iLinc Communications, Inc. Registration Statement on Form S-8 (No. 333-71332) and the Registration Statements on Form S-3 (No. 333-113380 and No. 333-123248) of our report dated June 28, 2007, on the consolidated balance sheet of iLinc Communications, Inc. as of March 31, 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in iLinc Communications, Inc.'s Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 28, 2007, relating to the financial statement schedule, which appears in this Form 10-K.




/s/ Moss Adams LLP

Scottsdale, Arizona
June 28, 2007

                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the iLinc Communications, Inc. Registration Statement on Form S-8 (No. 333-71332), the Registration Statement on Form S-3 (No. 333-135623, 333-123248 and 333-113380) of our report dated
June 13, 2006, on the consolidated balance sheet of iLinc Communications, Inc. as of March 31, 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years then ended, which report appears in iLinc Communications, Inc.'s Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 13, 2006, relating to the financial statement schedule, which appears in this Form 10-K.




/s/ Epstein, Weber & Conover PLC
-----------------------------------

Scottsdale, Arizona
June 28, 2007